CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Legg Mason Partners Equity Trust of our report dated February 13, 2019, relating to the financial statements and financial highlights, which appears in ClearBridge Dividend Strategy Fund’s Annual Report on Form N-CSR for the year ended December 31, 2018. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

April 22, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Legg Mason Partners Equity Trust of our report dated February 20, 2019, relating to the financial statements and financial highlights, which appears in EnTrustPermal Alternative Core Fund’s Annual Report on Form N-CSR for the year ended December 31, 2018. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

April 22, 2019

2